                                                              Exhibit 10 (b) (1)

                               AMENDMENTS TO THE
                          ALCOA EXCESS BENEFITS PLAN A

Pursuant to Article 5 of the Plan, the Plan is amended as follows:

1.   Section 2.3 is deleted in its entirety and replaced with the following:

          No benefit under this Excess Plan may be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except that any exceptions to the non-alienation provisions in Plan I, shall also apply to benefits hereunder.

2.  In all other respects the Plan is hereby ratified and confirmed.